UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2014

IDENIX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Bent Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

(617) 995-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 28, 2014, Anthony Rosenberg informed Idenix Pharmaceuticals, Inc. (the “Company”) that he would resign as a member of the Board of Directors (the “Board”) effective immediately prior to the Company’s 2014 Annual Meeting of Stockholders (including any adjournment thereof) scheduled for June 5, 2014. Mr. Rosenberg had been nominated as a designee of Novartis Pharma AG (“Novartis”), pursuant to that Second Amended and Restated Stockholders Agreement entered into between the Company, Novartis and other stockholders on July 31, 2012 (the “Stockholders’ Agreement”). Mr. Rosenberg’s resignation was not caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices. At this time, the Company believes Novartis does not intend to designate a replacement candidate for Mr. Rosenberg but retains the right to do so under the Stockholders’ Agreement.

On March 28, 2014, the Board approved a resolution fixing the number of directors of the Company at seven effective immediately upon Mr. Rosenberg’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: April 3, 2014	By:	/s/ Maria Stahl
Maria Stahl
Senior Vice President and General Counsel